Exhibit 3.1

FLORIDA PUBLIC UTILITIES COMPANY

RESTATED BY-LAWS

AS AMENDED NOVEMBER 7, 2008

BY-LAWS

OF

FLORIDA PUBLIC UTILITIES COMPANY

*******************************

ARTICLE I

NAME

The name of this Corporation shall be FLORIDA PUBLIC UTILITIES COMPANY.

ARTICLE II

STOCKHOLDERS' MEETINGS

All meetings of the stockholders shall be held at the office of the Corporation in West Palm Beach, Florida, except in cases in which the notice thereof designates some other place, either within or without the State of Florida.

ARTICLE III

ANNUAL MEETINGS

The Annual Meeting of Stockholders of this Corporation shall be held, beginning with the year 2002, at the hour of 11:00 o’clock a.m. on the second Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the first day following not a legal holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided therefor, a subsequent meeting may be held in place thereof, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meetings shall be called in the same manner and as provided for Special Stockholders’ Meetings.

ARTICLE IV

SPECIAL MEETINGS

Except as otherwise provided in the Restated Articles of Incorporation, as such may be amended from time to time (“Restated Articles”), Special Meetings of the Stockholders of this

Corporation shall be held whenever called by the Chairman of the Board, the President, any Vice President, or upon the written request of a majority of the entire Board of Directors or whenever the holder or holders of not less than a majority of the capital stock issued and outstanding and entitled to vote thereat shall make application therefor to the Secretary or an Assistant Secretary.

ARTICLE V

NOTICE OF STOCKHOLDERS' MEETINGS

Notice of each stockholders’ meeting, stating the date, time and place, and in the case of special meetings the objects for which such meeting is called, shall be given by the Secretary or an Assistant Secretary by mail to each stockholder of record entitled to vote thereat at his or her registered address, at least ten days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto.

Any meeting at which every stockholder entitled to vote is present either in person or by proxy, or of which those not present have waived notice in writing, or at which stockholders who hold four-fifths of the stock entitled to vote shall be present however called or notified, and shall sign a written consent thereto on the records of the meeting, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

ARTICLE VI

WAIVER OF NOTICE

Notice of any stockholders’ meeting may be waived by any stockholder.

ARTICLE VII

QUORUM

Except as otherwise provided in the Restated Articles, at any meeting of the stockholders a majority in interest of the stock of the Corporation issued and outstanding, and entitled to vote, represented by stockholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. Except as otherwise provided by Statute or by the Restated

Articles, when a quorum is present at any meeting a majority of the stock represented thereat shall decide any question brought before such meeting.

ARTICLE VIII

PROXY AND VOTING

Stockholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Each share of stock shall be entitled to one vote.

ARTICLE IX

ADVANCE NOTICE OF BUSINESS TO BE TRANSACTED AT ANNUAL AND SPECIAL MEETINGS

At any meeting of stockholders, annual or special, only such business and nominations shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided. For a proposal to be properly brought before a meeting, each item of business must either (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) be otherwise properly brought before the meeting by a stockholder as hereinafter provided.

For any nominations of a candidate for election as a director or other business to be properly brought before any meeting, annual or special, by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In the case of an annual meeting, such notice must be given not less than ninety (90) days nor more than one hundred and twenty (120) days prior to anniversary of the last annual meeting of stockholders; provided, however, that in the event that the annual meeting date is changed by more than thirty (30) days from the anniversary of the last annual meeting, and the Corporation provides less than one hundred (100) days notice (or prior public disclosure) of such changed date, to be timely, notice of a proposal delivered by the stockholder must be received by the Secretary not later than the close of business on the tenth day following the day on which the Corporation gives such notice (or makes such public disclosure). In the case of a special meeting, to be timely, notice by a stockholder must be given not more than ten (10) days immediately following the date on which the Corporation gives notice of such special meeting. The provisions of this paragraph of Article IX shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders only if directors are to be elected pursuant to the Corporation’s notice of that meeting by or at the direction of the Board of Directors or any committee thereof.

A stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws or articles of incorporation of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the Corporation held of record and beneficially by such stockholder and such beneficial owner and any option, warrant, convertible security, stock appreciation right, or other derivative instrument held by such person(s), (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (v) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting in person to submit the business or nomination specified in such notice, (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (viii) all other information relating to the proposed business or nomination which may be required to be disclosed under applicable law. In addition, a stockholder seeking to submit such business or nomination at the meeting shall promptly provide any other information reasonably requested by the Corporation. The foregoing notice requirements of this Article IX shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the

Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine and declare, if the facts warrant, that a nomination or other business proposed to be brought before the meeting was not properly brought before the meeting in accordance with the procedures prescribed by this Article IX, in which case such nomination shall be disregarded and such business shall not be transacted. Notwithstanding the foregoing provisions of this Article IX, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business submitted pursuant to this Article IX, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Article IX, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Article IX, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials shall also comply with the requirements of Rule 14a-8 under Regulation 14A of the Exchange Act and with respect to any other matters set forth in this Article IX, shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article IX, and compliance with Article IX shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Article IX shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

ARTICLE X

BOARD OF DIRECTORS

Except as may be otherwise fixed by or pursuant to the provisions of the Restated Articles relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of the directors of the Corporation shall consist of not less than three nor more than nine persons with the number to be determined, from time to time, exclusively by a majority of the entire Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the Annual Meeting of Stockholders to be held in 1987, another class to be originally elected for a term expiring at the Annual Meeting of Stockholders to be held in 1988, and another class to be originally elected for a term expiring at the Annual Meeting of Stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each Annual Meeting of the Stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election. Directors need not be stockholders of the Corporation.

ARTICLE XI

POWERS OF DIRECTORS

The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all of the powers possessed by the Corporation itself so far as this delegation of authority is consistent with the laws of the State of Florida, with the provisions of the Restated Articles or with the provisions of these By-Laws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amounts shall be declared as dividends and such determination of the Board of Directors shall be final and conclusive.

ARTICLE XII

EXECUTIVE COMMITTEE

The Board of Directors may elect from their number an Executive Committee of not less than two nor more than five members, which Committee may exercise the powers of the Board of Directors, when the Board is not in session, in the management of the business of the Corporation. The Executive Committee shall report its action to the Board for approval. The Executive Committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof.

ARTICLE XIII

MEETINGS

Regular meetings of the Board of Directors shall be held in such places and at such times as the Board may by vote from time to time determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President, a Vice President or three or more Directors, reasonable notice thereof being given by the Secretary or an Assistant Secretary or officer calling the meeting to each director, or at any time without formal notice provided all the directors are present, or those not present have waived notice thereof in writing. Such special meetings shall be held at such times and places as the notice thereof or waiver shall specify.

ARTICLE XIV

QUORUM

A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, except as otherwise provided in these By-Laws, the Restated Articles or by law, a majority of the members in attendance thereat shall decide any question brought before such meeting.

ARTICLE XV

OFFICERS

The officers of this Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The officers shall be elected by the Board of Directors at a meeting held after its election by the stockholders, and a regular meeting may be held without notice for this purpose immediately after the Annual Meeting of the Stockholders and at the same place.

ARTICLE XVI

ELIGIBILITY OF OFFICERS

The Chairman of the Board and the President shall be Directors of the Corporation. The Vice Presidents, Secretary and Treasurer and such other officers as may be appointed may be, but need not be, Directors of the Corporation. Any person may hold two or more offices except that the Chairman of the Board or the President shall not also be the Secretary or an Assistant Secretary.

ARTICLE XVII

ADDITIONAL OFFICERS AND AGENTS

The Board of Directors at its discretion may appoint one or more Assistant Treasurers and one or more Assistant Secretaries, and such other officers or agents as it may deem advisable and prescribe the duties thereof.

The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of the business and affairs of the Corporation.

ARTICLE XVIII

CHAIRMAN OF THE BOARD

The Chairman of the Board shall be the senior officer of the Corporation, and may also be the Chief Executive Officer pursuant to Article XVII of these By-Laws, and shall preside at all meetings of the stockholders and the Board of Directors at which he is present, and shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

ARTICLE XIX

PRESIDENT

The President may be the Chief Executive Officer pursuant to Article XVII of these By-Laws. He shall from time to time obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the Board of Directors all matters presented by any officer of the Corporation for its consideration and shall, from time to time, communicate to the officers such action of the Board of Directors as may, in his judgment, affect the performance of their official duties. He shall, subject to the approval of the Board of Directors, have power to appoint and remove all servants, agents and employees of the Corporation other than its officers, and shall perform all such other duties as are incident to the office of President and such specific duties as may, from time to time, be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors at which he is present, and shall sign all certificates of stock, bonds, deeds and contracts of the Corporation.

ARTICLE XX

VICE PRESIDENTS

A Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation, and shall perform such other duties and have such other powers and titles as the Board of Directors or the President shall, from time to time, designate.

ARTICLE XXI

SECRETARY

The Secretary of the Corporation shall be present at all the meetings of stockholders, the Board of Directors and the Executive Committee, respectively, shall keep an accurate record of the proceedings at such meetings in books provided for that purpose, which books shall be open at all times during business hours for such inspection as is required by law, and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall, from time to time, designate. In his absence, an Assistant Secretary or a Secretary pro tempore shall perform his duties.

ARTICLE XXII

TREASURER

The Treasurer shall have the care and custody of the funds of the Corporation, and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such sum and with such sureties as may be required by the Board of Directors. He shall have the custody of all the money, funds and valuable papers and documents of the Corporation, except his own bond, if any, which shall be in the custody of the President. He shall deposit all the funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the directors shall designate. He may endorse for deposit or collection all notes et cetera payable to the Corporation or its order. He shall issue notes and accept drafts on behalf of the Corporation, and he shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the directors. The Treasurer shall hold his office during the pleasure of the Board of Directors and shall in every way be subject to their order. The directors may appoint one or more Assistant Treasurers, with such powers and duties, including the powers and duties of the Treasurer, as herein stated, as shall seem to them best. Except as the Board of Directors shall otherwise expressly order, all checks, drafts, notes or other obligations for the payment of money shall be signed by the President, the Treasurer or another duly authorized officer or employee of the Corporation. The Board of Directors may authorize, from time to time, the establishment of special funds for the corporate purposes of the Corporation.

ARTICLE XXIII

REMOVALS

As provided in Section 2 of Article 7 of the Restated Articles, the stockholders may at any meeting called for the purpose, by vote of at least seventy percent (70%) in interest of the capital stock issued and outstanding and entitled to vote, remove any director, but only for cause. The directors, by vote of not less than a majority of the entire Board, may remove a director or any officer or agent of the Corporation.

ARTICLE XXIV

VACANCIES

Except as otherwise provided in the Restated Articles, if the office of any director, officer or agent, becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, or in the case of directors by reason of an increase in the number of directors, the remaining directors, although less than a quorum, may, by a majority vote, choose a successor or successors, who shall hold office until the next Annual Meeting of Stockholders, but vacancies in the Board of Directors may be filled by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors.

ARTICLE XXV

CERTIFICATES OF STOCK

Every stockholder shall be entitled to a certificate or certificates of stock of the Corporation in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation, and setting forth the number and kind of shares represented thereby to which each stockholder is entitled. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars. If certificates of capital stock of the Corporation are signed by (a) a Transfer Agent or an Assistant Co-Transfer Agent, other than the Corporation itself, or by (b) a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. Any provisions of these By-Laws with reference to the signing and sealing of stock certificates shall include, in cases above permitted, such facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

ARTICLE XXVI

TRANSFER OF STOCK

Shares of stock may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same, signed by the registered owner of the certificate. No transfer shall affect the right of the Corporation to pay any dividend upon the stock or to treat the holder of record as the holder in fact, unless such transfer is recorded on the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every stockholder to notify the Corporation of his post office address.

ARTICLE XXVII

TRANSFER BOOKS

The Board of Directors may prescribe a period not exceeding sixty days prior to any meeting of the stockholders during which no transfer of the stock entitled to vote at the meeting may be made on the books of the Corporation. The Board of Directors may fix a day not more than sixty days prior to the holding of any meeting as a day as of which stockholders of record entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

ARTICLE XXVIII

LOSS OF CERTIFICATES

In the case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the directors shall prescribe.

ARTICLE XXIX

SEAL

The seal of this Corporation shall consist of a circular die, with the words and figures ”Florida Public Utilities Company Incorporated 1924 Florida”, cut or engraved thereon.

ARTICLE XXX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. In discharging his duty any such director or officer, when acting in good faith, may rely upon the books of account of the Corporation or of such other organization, reports made to the Corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by the Board of Directors or Trustees, or upon other records of the Corporation or of such other organization. Expenses incurred with respect to any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The right of indemnification hereby provided shall not be exclusive of or affect any other right to which any director or officer may be entitled. As used in this paragraph, the terms ”Director” and ”Officer” include their respective heirs, executors and administrators and an “interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel, other than directors and officers, may be entitled by contract or otherwise under law.

ARTICLE XXXI

AMENDMENTS

These By-Laws may be amended, added to, altered or repealed in full or in part at any Annual or Special Meeting of Stockholders of the Corporation by vote in either case of at least seventy percent (70%) in interest of the capital stock issued and outstanding and entitled to vote, provided that notice of the proposed amendment, addition, alteration or repeal is included in the notice of said meeting, or by the affirmative vote of a majority of the Board of Directors present at any regular or special meeting of the Board of Directors, provided notice of the proposed amendment, addition, alteration or repeal is included in the notice of said meeting.